Exhibit 10.2

                                 LEASE AGREEMENT


      1. Parties. This Lease, dated June 12, 1996, effective for the term as hereafter provided, as made by and between NATIONAL PRESTO INDUSTRIES, INC. (herein called "Lessor") and JETTAR, LTD., a Wisconsin corporation (herein called "Lessee").

      2. Premises and Common Areas.

      2. 1 Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all the conditions set forth herein, real property situated in the County of Chippewa, State of Wisconsin, consisting of 58,725 square feet as outlined on the attached Exhibit "A," (herein referred to as the "Premises,") including rights to common areas as hereinafter specified. The Premises are a portion of the Lessor's Building #104 herein referred to as the "Building." The Premises, the Building and the Common Areas, along with all other buildings and improvements, are herein collectively referred to as the "Presto Facility." If at any time during any term or renewal term of this Lease, Lessor receives and is willing to accept a bona fide offer from a third party to lease that portion of Lessors building which is adjacent to the Premises (identified on Exhibit "A" as "Future Expansion,") then lessor shall promptly deliver to Lessee a notice of its intent to lease the Future Expansion Premises. Lessee shall have a period of thirty (30) days within which to exercise its right of first refusal to lease the Future Expansion Premises upon the terms and conditions of this Lease, but at a rate as acceptable to the proposed third party tenant. If, however, the Lessor has available space in the Future Expansion Premises, but has not received a bona fide offer from a third party to lease said Premises, Lessee may lease that space in addition to the Premises described herein. In that case, the lease of that Future Expansion Premises shall be at the same rental and governed by the same terms and conditions as outlined in this Lease Agreement. In either case, the parties hereto shall enter into an amendment to this Lease Agreement describing the additional space to be leased and the term of that rental.

      2.2 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the Presto Facility that are provided and designated by Lessor from time to time for the general nonexclusive use of Lessor, Lessee and other lessees of the Presto Facility and their respective employees, suppliers, shippers, customers and invitees. Common Areas include parking areas, loading and unloading areas, roadways, sidewalks, walkways, driveways, rest rooms and cafeteria.

      Notwithstanding the foregoing to the contrary, those parking areas reserved to the Lessee for its office space, as well as for its employees and shipping area, all as outlined on the attached Exhibit "A," shall remain and be defined as the Premises and not Common Areas.

      2.3 Common Areas - Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the nonexclusive right to use in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Presto Facility. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor.

      2.4 Common Areas - Rules and Regulations. Lessor shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Lessee agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the noncompliance with said rules and regulations by other Lessees of the Presto Facility.

      2.5 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time, to make changes to the Common Areas, including changes in the location, size, shape and access to those Common Areas.

      3. Term.

      3.1 Term. The Term of this Lease shall commence with respect to occupancy of any portion of the Building and continue until December 31, 2001.

      3.2 Additional Terms. Lessee, having fully performed all of its obligations, terms, conditions and covenants and paid all of the rent payable to Lessor under the original term of this Lease, is hereby granted the right and option to renew this Lease for two additional successive terms of five (5) years each (each hereinafter called a "Renewal Term") upon the same terms, covenants and conditions as provided in this Lease for said original term, provided, however, that rentals for that additional term shall be increased in accordance with Paragraph 4.2 herein and further provided that Lessee shall give written notice to Lessor of its intent to renew the term of this Lease at least one hundred eighty (180) calendar days prior to the expiration of the original term of this Lease.

      4. Rent.

      4.1 Rent. Lessee shall pay to Lessor, as rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the first day of each month of the term hereof, monthly payments in advance, at a rate of $3.20 per square foot per annum, multiplied by the square footage of the Premises, divided by twelve (12). Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein, or to such other persons or such other places as Lessor may designate in writing. Lessee shall have the right to occupy the office portion of the building on or after August 1, 1996, and pay only that portion of the rent associated with respect to the office space. In the event that the office space is not completed in accordance with the provisions of Exhibit "B", Lessor agrees to provide temporary office space for Lessee's use as near as possible to the actual office space to be rented hereunder. The rent for the office space alone shall be determined in accordance with the terms of this lease for the square footage as occupied therein. Rent with respect to the manufacturing and warehouse facility shall commence no later than November 15, 1996.

      4.2 Rent Increases for Additional Terms. Provided Lessee has exercised its option to renew the Lease according to the terms hereof, the monthly rent payable under Paragraph 4.1 shall be an amount equal to the monthly rent payable during the original term of this Lease adjusted by the increase in the Producer Price Index (PPI) as published by the Bureau of Labor Statistics of the Department of Labor (All Commodities). The rental for the first year of the additional term shall be calculated as follows: the rent as set forth in paragraph 4.1 of this Lease shall be multiplied by a fraction, the numerator of which shall be the PPI for the calendar month ending June 30, 2001 and the denominator of which shall be the PPI for the calendar month ending December 31, 1996. The sum so calculated shall constitute the monthly rental for the first year of the additional term. Thereafter, for each year of the additional term or terms, the rental shall be adjusted by a percentage increase or decrease in the PPI calculated as follows: the rent as set forth in this paragraph for the prior calendar year of the additional term shall be multiplied by a fraction, the numerator of which shall be the PPI of the calendar month ending December 31st prior to the next succeeding year of the additional term and the denominator of which shall be the PPI for the calendar month ending December 31st of the prior lease year.

      For purposes of this paragraph, the formula can be illustrated as follows:

      1. For example. Initial year of additional term (using assumed PPI):

      3.20 x [June 30, 2001 (125.50) / December 31, 1996 (115.98) = 1.0828] =
              3.46

              $3.46 new rental rate for first year of additional term.

      2. For second year of additional term (using assumed PPI):

      3.46 x [December 31, 2002 (125.50) / December, 2001 (121.9) = 1.0295] =
              3.56

             $3.56 rent for second year of additional year.

      If the PPI is not published by the Bureau of Labor Statistics or another governmental agency at any time during the term of this Lease, then the foregoing calculation shall be made using the closest comparable statistics as published by a responsible financial authority and agreed to by the parties.

The Lessor shall calculate the Adjusted Rental Rate for the first year of the additional term and notify Lessee of the rental adjustment at least ninety (90) days prior to the expiration of the original term of this Lease. Lessee shall then have thirty (30) calendar days to consider this rental adjustment and provide Lessor with written acceptance of the same. The rental adjustment shall take effect for the first month's rent payable of the additional term and shall continue in effect for each month thereafter during the first year of the additional term. If Lessee does not accept the rental adjustment in writing within the thirty (30) calendar day time period, this Lease shall terminate at the end of the existing lease term.

      5. Use.

      5.1 Use. Premises shall be used and occupied for the purpose of manufacturing facilities and any other use which is reasonably comparable to that use or which does not interfere with the zoning applicable to the Premises.

      5.2 Compliance with Laws. Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants, permits and restrictions of record, and requirements of any insurance policies, now in effect or which may hereafter come into effect, during the term or any part of the term hereof, or extensions to those terms, relating, in any manner, to the occupation and use of the Premises by Lessee. Any required changes to the structure of the Building or Presto Facility shall be the sole responsibility of the Lessor. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Building or Presto Facility.

      6. Lessor's Construction. Lessor agrees to construct the alterations and improvements necessary to ready the Premises for the occupancy of the Lessee by performing the work required on Exhibit "B" which is attached hereto and incorporated herein by reference.

      6.1 Notice of Completion. Lessor shall give Lessee at least thirty (30) days prior written notice of the anticipated date of substantial completion of the work to be performed on the Premises. Lessee may enter upon the Premises in advance of the commencement date to accommodate its office preparation so long as such occupancy does not interfere with the work to be completed by Lessor. Any early use or occupancy of the Premises by the Lessee shall be deemed to be under all the terms, covenants and conditions of the Lease except with respect to rent, which shall be required to be paid in accordance with the terms hereof. In the event that Lessor cannot complete the construction of the manufacturing and warehouse portion of the Premises by November 15, 1996, the Lessor agrees to give Lessee a minimum sixty (60) day notice in advance that it is unable to complete the construction in accordance with the timetable herein. Lessee shall then have the opportunity to take over the construction remaining to be done by the Lessor through its own sources and charge back to the Lessor any expenses incurred with respect thereto.

      6.2 Substantial Completion. Upon substantial completion by the Lessor, a representative of the Lessor and Lessee shall survey the Premises for the purposes of determining which items of Lessor's work remain to be completed and which the parties shall reduce to an itemized "Punch List." The Lessor shall complete the items on the Punch

List within a reasonable time thereafter but in any event, not exceeding the commencement date as set forth below.

      6.3 Plans and Specifications. Lessor, or its general contractors, shall at all times during the construction of the improvements and alterations to the Premises have available for Lessee's use, a complete set of plans, drawings (including shop drawings and specifications pertaining to the work and anticipated construction schedules) and shall submit the same to Lessee for its approval prior to commencement of construction.

      6.4 Completion Deadline. Time is expressly declared to be of the essence with respect to the construction to be performed by the Lessor and the completion deadline shall coincide with commencement date of the Premises. The work to be performed by the Lessor shall require that all trash, dirt, leftover materials shall be removed from the Premises and that all structural components, including specifically the office and break room air conditioning and the heating, shall be in an operating condition.

      6.5 Condition of Premises Upon Delivery. Lessor shall deliver the Premises to Lessee in a clean condition on the commencement date, and Lessor warrants to Lessee that the lighting and heating systems in the premises shall be in good operating condition and provide the heat requirements as set forth on Exhibit "B."

      7. Maintenance, Repairs, and Alterations.

      7.1 Lessor's Obligations. Lessor shall keep the Presto Facility, including the Building, Premises and Common Areas, in good condition and repair. There shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Presto Facility, Building or any part thereof. Notwithstanding the foregoing to the contrary, Lessor shall take all reasonable steps as necessary to avoid injury or interference with Lessee's business when making such improvements, alterations or repairs. Lessor's obligations shall include specifically, but not by way of limitation, heating, office and break room air conditioning, utility facilities, electrical facilities, floor, roof, ceilings, plumbing, ventilating and providing replacement of all light bulbs, fluorescent lights and sealed lights above manufacturing equipment. Lessor also agrees to maintain and repair and replace as necessary the dedicated parking areas for the use of Lessee and shall remove all snow accumulations thereon on driveways, sidewalks adjacent thereto.

      7.2 Lessee's Obligations. Lessee shall keep, repair and maintain and not misuse the Premises so that on the last day of the term hereof, or any extensions or sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Lessee shall be responsible for all repair and maintenance of the automatic dock levelers servicing the Premises.

      7.3 Alterations and Additions. Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, additions, utility installations or utility repairs, on or about the Premises, Building or Presto Facility. Should Lessee make any alterations, improvements, additions or utility installations or repairs without the prior written approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee, at Lessee's expense, remove any part or all of the same. If Lessor shall give its consent to Lessee's making such alterations, improvements, additions or utility installations or repairs, the consent shall be conditioned upon Lessee acquiring a permit to do so from the appropriate governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises, the Building, Presto Facility or any interest therein. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgement that may be rendered thereon before the enforcement thereof against the Lessor, the Building, Presto Facility or the Premises. All alterations, improvements, additions and utility installations or repairs shall be made in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term. Provided Lessee is not in default, Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, Building or the Presto Facility, and other than utility installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

      7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Building or Presto Facility for the benefit of Lessor or Lessee, or any other Lessee of the Building or Presto Facility including, but not limited to such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

      8. Insurance/Indemnity.

      8.1 Liability Insurance - Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance in an amount of not less than $2,000,000 per occurrence of bodily injury and property damage combined and shall name Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

      8.2 Property Insurance - Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance in an amount sufficient to cover not less than one hundred percent (100%) of the full replacement costs, as the same exists from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

      8.3 Property Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building and Presto Facility, but not Lessee's personal property, fixtures, equipment or tenant improvements. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Building or Presto Facility over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy, use or any act or omission of Lessee.

      8.4 Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under Paragraph 8.1 and 8.2, or certificates evidencing the existence and amounts of such insurance within seven days after the commencement date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

      8.5 Indemnity by Lessee. Lessee shall indenmify and hold harmless Lessor and its officers, directors, and its employees from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Building, Common Areas, Presto Facility or Premises or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee or Lessee's employees, agents, suppliers, shippers, customers and invitees in or about the Premises, Building, Common Areas, Presto Facility or elsewhere. Lessee shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this' Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees, suppliers, shippers, customers or invitees, and from and against all costs and attorneys fees, expenses and liabilities incurred by Lessor as a result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence and in dealing reasonably therewith, including, but not limited to the defense or pursuit of any claim or any action or proceeding involved therein. In case any action or proceeding be brought against Lessor by reason of any such matter, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.

      8.6 Exemption of Lessor from Liability. Except as otherwise provided herein, Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for the loss of or damage to the goods, wares, merchandise, or other property of the Lessee. Lessee's employees, invitees, customers, or any other person in or about the Premises, the Building or the Facility, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents, contractors, or invitees except as otherwise provided herein. Lessor shall not be liable for any occupant, or user of the

Facility or the Building, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Facility or Building. Lessee, as material part of the consideration to Lessor, hereby assumes all risk of damage to Lessee or injury to persons in, upon, or about the Facility or Building, including the Premises, arising from any cause (with the exception of the negligent acts, omissions, or willful or reckless conduct of Lessor, its employees or agents) and Lessee hereby waives all claims in respect thereof against Lessor.

      8.7 Waiver of Subrogation. Neither party shall be liable to the other and hereby expressly releases the other for any liability, business interruption, or any loss or damage to the Premises or its contents due to fire or any peril included in the coverage of any applicable material damage insurance, however caused, including such losses as may be due to the negligence or other fault of Lessor or Lessee, or of their respective agents, employees, subtenants, licensees, or assignees. This release shall apply to the extent that such business interruption or loss or damage to property is covered by insurance, regardless of whether such insurance is payable to or protects Lessor or Lessee, or both. Nothing herein shall be construed to impose any other or greater liability upon either Lessor or Lessee than would have existed in the absence of this provision. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. If Lessee fails to maintain in force any insurance required by this Lease to be carried by it, then, for purposes of this waiver of subrogation, it shall be deemed to have been fully insured and to have recovered the entire amount of its loss.

      9. Damage or Destruction.

      9.1 Definitions.

            (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than thirty percent (30%) of the then replacement cost of the Premises.

            (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is thirty percent (30%) or more of the then replacement cost of the Premises.

            (c) "Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that The cost to repair is less than thirty percent (30%) of the then replacement cost of the Building.

            (d) "Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is thirty percent (30%) or more of the then replacement cost of the Building.

      9.2 Premises Partial Damage: Building Partial Damage. Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which falls within a classification of Premises Partial Damage or Building Partial Damage, unless caused by the negligent or willful acts of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises, Lessor shall repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect. The repair shall be completed within thirty (30) days of the casualty.

      9.3 Premises Total Destruction: Building Total Destruction. Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which falls into the classification of either Premises Total Destruction or Building Total Destruction, this Lease shall be canceled and terminated as of the date of occurrence of such damage.

      9.4 Abatement of Rent: Lessee's Remedies. During the repair or restoration of the Premises by the Lessor pursuant to the provisions of Paragraph 9.2 above, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of such damage, destruction, repair or restoration.

      9.5 Termination. Upon termination of this Lease pursuant to this Section 9, an equitable adjustment shall be made concerning advanced rent and any advance payments made by Lessee to Lessor.

      9.6 Damage Near End of Term. If at anytime during the last six (6) months of the term of this Lease (or any additional term thereof), there is damage which falls within the classification of Premises Partial Damage, Lessor may, at Lessor's option, cancel and terminate this Lease as of the date of the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) calendar days after the date of the occurrence of such damage.

      10. Taxes.

      10.1 Payment of Taxes. Lessor shall pay the real property tax applicable to the Presto Facility.

      10.2 Additional Improvements. Lessee shall pay to Lessor within thirty
(30) days of Lessor's request the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request, which improvements shall not refer to the construction to be performed by Lessor in Exhibit "B" attached hereto.

      10.3 Definition of Real Property Tax. As used herein, the term real property tax shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Presto Facility or any portion thereof by any authority having a direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, or other improvement district thereof, as against any legal or equitable interests of Lessor in the Presto Facility or in any portion thereof.

      10.4 Joint Assessment. If the improvements or property, the taxes for which are to be paid separately by Lessee under Paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

      10.5 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

      11. Utilities.

      11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, office and break room air conditioning and electricity for normal lighting and office machines, water for reasonable laboratory, manufacturing and normal drinking, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, including the sealed lighting fixtures over the manufacturing equipment. These shall be provided at the expense of the Lessor.

      11.2 Services Provided by Lessee. Lessee shall pay for all gas, electricity for its manufacturing process, which shall be separately metered, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to the Lessee, together with any taxes thereon, except as to be provided by Lessor under Paragraph 11.1 above. Lessee shall also be responsible for providing its own janitorial services for the Premises. In addition, Lessee shall be responsible for the removal of all waste generated in the operations of its business.

      11.3 Hours of Service. Said services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. At the time of the execution of this Lease Agreement, utilities shall be provided on a three-shift, seven-day per week usage basis.

      11.4 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with government request or directions.

      12. Assignment and Subletting. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of

Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under Paragraph 13.1. Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder, limited, however, to the balance of the then current term or Renewal Term of the Lease. The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by sublessee. Lessor reserves the right to impose conditions upon any approval to assign or sublet the Premises.

      13. Default: Remedies.

      13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

            (a) The vacating or abandonment of the Premises by Lessee.

            (b) Failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder as and when due where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee.

            (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

            (d) Notwithstanding the foregoing to the contrary, Lessor shall in all instances be required to mitigate its damages hereunder.

            (e) The making by Lessee of any general arrangement or general assignment for the benefit of creditors.

            (f) The classification of Lessee as a debtor as defined by state and/or federal bankruptcy laws (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days).

            (g) The appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interests in this Lease, where possession is not restored to Lessee within thirty (30) days.

            (h) The attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

      In the event that any provision of this paragraph is contrary to any applicable law, such provision shall be of no force or effect.

      13.2 Remedies. In the event of any such material default by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

            (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid.

            (b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

            (c) Pursue any other remedy now or hereafter available to Lessor under laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

      13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

      13.4 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

      14. Condemnation. If the Premises or any portion thereof or the Presto Facility is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the parts so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking, terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of taking by condemnation of any part of the Premises or the Presto Facility. Any award for the taking of all or any part of the Premises or the Presto Facility under the power of eminent domain or any payment made under threat of the exercise of such power, shall be the property of Lessor; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property, unamortized tenant improvements that have been paid for by Lessee and relocation expenses of Lessee's business.

      15. Hazardous Substances.

      15.1 General Prohibition. Lessee covenants and agrees that, during the term of this Lease, neither Lessee nor any of Lessee's agents, employees, contractors, invitees, assignees or sublessees shall cause any hazardous substance to be brought upon, kept or used in, on or about the Premises or transported to or from the Premises unless Lessee demonstrates to Lessor that the hazardous substance: (a) is necessary or useful to Lessee's business; (b) would be used, kept, stored and disposed of in a manner that fully complies with all laws, rules, statutes, ordinances, orders, requirements or policies of any governmental agency or authority or any fire insurance underwriters applicable to any such hazardous substance (collectively "Hazardous Substance Laws"); and
(c) would not substantially increase the risk of fire or other casualty to the Premises. Lessee covenants and agrees that, to the extent Lessee or any of Lessee's agents, employees, contractors, invitees, assignees or sublessees shall cause any hazardous substance to be kept, used or present in, on or about the Premises, Lessee shall ensure that such hazardous substance is in full compliance with Hazardous Substance Laws.

      15.2 Indemnification of Landlord. If Lessee breaches any of its obligations contained in this section, or if any act or omission of Lessee or any of its agents, employees, contractors, invitees, assignees or sublessees causes any hazardous substance to be discharged or released from, on or in the Premises, then Lessee shall indemnify Lessor against and hold Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees, consultant fees and expert fees) arising during or after the term of this Lease as a result of that breach or that discharge or release. This indemnification includes, without limitation, costs incurred in connection with the investigation of site conditions or any cleanup, repair, removal, detoxification work or oversight costs required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any hazardous substance in the Premises caused by Lessee or any of Lessee's agents, employees, contractors, invitees, assignees or sublessees results in any discharge or release of hazardous substance from, in or on the Premises, Lessee shall promptly take all actions, at its sole expense, as necessary or appropriate to return the Premises to the condition existing before that discharge or release; provided, however, Lessee shall first obtain Lessor's prior approval, including, without limitation, approval of any contractors Lessee proposes to hire to perform the remedial work, which approval Lessor shall not unreasonably withhold, so long as Lessee demonstrates to Lessor's satisfaction that those actions would not have any significant adverse long-term or short-term effect on the Premises.

      15.3 Definition of Hazardous Substance. As used herein, the term "hazardous substance" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Wisconsin or the United States Government. The term "hazardous substance" includes, without limitation, any material or substance which is (a) defined as a "hazardous substance" under Chapter 144 of the Wisconsin Statutes and the administrative rules promulgated thereunder; (b) defined as a "hazardous waste" under Chapter 144 of the Wisconsin Statutes and the administrative rules promulgated thereunder; (c) "flammable or combustible liquids" under Wisconsin Administrative Code Chapter ILHR1O; (d) petroleum; (e) asbestos or asbestos-containing material; (f) designated as a "hazardous substance" pursuant to ss.311 of the Federal Water Pollution Control Act, 33 U.S.C. ss.1321(7) defined as a "hazardous waste" pursuant to ss.1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et. seq. (42 U.S.C. ss.6903);
(g) defined as a "hazardous substance" pursuant to ss.101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601, et. seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et. seq.; (h) polychlorobiphenyls; (i) solvents such as trichloroethylene and trichioroethane; (j) pesticides; or (k) "hazardous substances" as defined under the Clean Water Act, 33 U.S.C. ss.1251, et. seq.

      15.4 Indemnification of Lessee. Lessor shall indemnify Lessee against and hold Lessee harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorney fees, consultant fees and expert fees) during or after the term of this Lease as a result of any discharge, release or presence during the occupancy of Lessee or prior to the occupancy of Lessee if the discharge, release or presence of any hazardous substance was or is caused by the Lessor or any of Lessor's agents, employees, contractors, invitees, assignees, sublessees or lessees. The indemnification includes, without limitation, costs incurred in connection with the investigation of site conditions or any cleanup, repair or removal or detoxification work required by any federal, state or local governmental agency or political subdivision. Lessor shall promptly take all actions at its sole expense, as necessary or appropriate to return the Premises to the condition existing before the discharge or release, provided, however, that such actions necessary to remediate the hazardous substance shall not interfere with the continued use and occupancy of the Lessee.

      16. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way effect the validity of any other provision hereof.

      17. Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the rate of two (2%) percent over the then prime rate as published in The Wall Street Journal from the due date. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

      18. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

      19. Incorporation of Prior Agreements: Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor nor any employee or agents of Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Presto Facility and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

      20. Notices. Any notice, request, demand, approval, consent, or other communication which Lessor or Lessee is required or permitted to give to the other party shall be in writing and mailed by registered or certified mail, return receipt requested, to such party at the address specified below, or to such other address or addresses that either party has designated from time to time by written notice to the other party. The initial designated address(es) of the parties are as follows:

         If to Lessor:
         National Presto Industries, Inc.
         Attn: Director of Manufacturing
         3925 North Hastings Way
         Eau Claire, WI 54703

         If to Lessee:
         Jettar, Ltd.
         Attn: Mr. Todd Nelson
         3925 North Hastings Way
         Eau Claire, WI 54703

         With a copy to:
         Jettar, Ltd.
         do The Belson Co.
         Attn: Mr. Thomas Hall, President
         730 Lambeau Street
         Green Bay, WI 54303

         With a copy to:
         Schober & Ulatowski, S.C.
         Attn: Mr. Adrian T. Ulatowski
         414 East Walnut Street
         P.O. Box 1780
         Green Bay, WI 54305-1780

      Such notice or other communication shall be deemed given upon receipt or refusal to accept delivery.

      21. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

      22. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be one hundred twenty-five percent (125 %) of the rent payable immediately preceding the termination date of this Lease, and all options, if any, granted under the terms of this Lease, shall be deemed terminated and be of no further effect during said month to month tenancy.

      23. Binding Effect: Choice of Law. Subject to any provisions hereof, restricting assignment or subletting by Lessee, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the lays of the State of Wisconsin. Any and all disputes related to or arising from this Lease shall be determined exclusively by the courts of competent jurisdiction within the State of Wisconsin.

The parties hereto hereby consent to the jurisdiction of the courts of the State of Wisconsin, U.S.A.

      24. Attorneys' Fees. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to his reasonable attorneys' fees to be paid by the losing party.

      25. Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same and making such alterations, repairs, improvements or additions to the Premises or to the Presto Facility of which they are a part, as Lessor may deem necessary or desirable. In addition, Lessor reserves the right to utilize the loading docks adjacent to the Premises and, if necessary, move equipment or property through the Premises for removal and transportation. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

      26. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

      27. Security Measures. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Presto Facility. Lessee assumes all responsibility for the protection of the persons and property of Lessee, its employees, suppliers, shippers, customers, agents and invitees from acts of third parties.

      28. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, provided such easements, rights or dedications granted do not unreasonably interfere with the use of the Premises by Lessee.

      29. Authority. Lessor and Lessee acknowledge and represent that the individual executing this Lease on behalf of each entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said party.

      30. Security Deposit. Lessee agrees to pay as a security deposit Forty Thousand Dollars ($40,000), which shall be retained by the Lessor to assure performance of the terms and conditions of the Lease hereunder by the Lessee, and which shall be deposited in an interest-bearing account segregated for the benefit of the Lessee, which upon termination of this Lease, shall be returned, assuming no other defaults or obligations are due and owing to the Lessor at that time.

      Lessor and Lessee have carefully read and reviewed this Lease and each term and provision contained herein and, by the execution of this Lease, show their informed and voluntary consent thereto. The parties hereby agree that, at the time this Lease is executed, the terms of this Lease are reasonable and effectuate the intent and purposes of Lessor and Lessee with respect to the Premises.

         LESSOR:                                  LESSEE:
         NATIONAL PRESTO INDUSTRIES, INC.         JETTAR, LTD.
         3925 North Hastings Way                  ______________________________
         Eau Claire, WI 54703                     ______________________________


                                                         Thomas R. Hall
By:________________________________          By: -------------------------------
       Director of Manufacturing                   Thomas R. Hall, President

Date: 6-12-96                                 Date: 6-7-96

                                   EXHIBIT "B"
                  CONSTRUCTION OF ALTERATIONS AND IMPROVEMENTS
                                    BY LESSOR

      1. Drinking Water. Lessor shall provide during the Term, bottled drinking water for Lessee's employees, lab and cafeteria usage in sufficient quantities at no cost or expense to Lessee. Lessee has been apprised by Lessor that the site is currently on an EPA Superfund List and drinking water is not available. At such time that the drinking water is safe for human consumption, this requirement shall cease. Evidence of safety for human consumption shall be provided by the appropriate local, state and federal authorities.

      2. Docks. Lessor shall construct loading docks as depicted on Exhibit "A" consisting of the following configuration:

            (a) One well and two doors;

            (b) One well and four doors.

The doors and wells to be located at the direction of Lessee. The wells shall provide for adequate drainage, gradual slope to facilitate easy ingress and egress in inclement weather, include automatic load levelers, pads, and overhead doors, specifications of which shall be submitted to Lessee prior to installation, but shall include Kelley Dyna-Load mechanical dockleveler (Model #M6X6W) and Kelly Tufseal exterior skirt.

      3. Office Area. The office area as depicted on Exhibit "A" shall be modified as follows:

            (a) Lessor shall install windows as directed by Lessee and a double door to serve as main entrance to the office facility;

            (b) The interior/exterior office windows shall be double glass to insulate this area from the manufacturing facility installed per plan;

            (c) Lessor shall install carpeting in the office space;

            (d) Lessor shall finish all walls, plaster board taped seams and paint said walls as directed by Lessee. If wallpaper is chosen by Lessee, such cost shall be at Lessee's expense;

            (e) Lessor shall install plumbing, sink and fixtures for bathroom facility within the office space in the area as directed by Lessee;

            (f) Lessor shall frame and finish 2 x 4 interior walls for interior offices and lab which walls shall be plaster board taped seams, and painted as directed by Lessee, and if wallpaper is chosen, that cost shall be at Lessee's expense;

            (g) Lessor shall provide sink and potable water for a lab facility within the office space;

            (h) Lessor shall install a drop low noise ceiling within the office space;

            (i) Lessor shall provide appropriate fluorescent lighting to accommodate Lessee's office design;

            (j) Lessor shall make office and its facilities handicapped accessible;

            (k) Lessor shall install wood trim in office area which shall be painted or stained at Lessee's direction; and

            (1) Lessor shall provide air conditioning for the office.

            (m) Attached is a copy of the proposed modifications and interior offices for the Lessee listed as Exhibit "B-1"

      4. Break Room. A break room shall be constructed at the approximate location as set forth on Exhibit "A" and include:

            (a) Sink, countertop, and extension of electrical services for microwave, coffee machines, vending machines and other standard break room necessities;

            (b) Vinyl floor in this area is acceptable;

            (c) Lessor shall install double glass windows in a location as directed by Lessee to view the production process;

            (d) Break room shall accommodate male/female rest rooms with a minimum of two (2) toilets in the female bathroom and a toilet and urinal in the male bathroom; and

            (e) Lessor shall provide a new wall air conditioner in break room.

      5. Cement Floor. Lessor shall clean the cement floor and thereafter seal the floor in order to prevent cement dust from interfering with the products to be produced by Lessee. The area which has a fourteen (14) foot ceiling area may need to be shot blasted for appropriate cleaning. Lessee may inspect the cement floor area after Lessor's initial cleaning to determine if shot blasting is necessary. Lessor acknowledges that the product to be manufactured by Lessee is of a hygienic quality and further acknowledges that paper dust; as utilized in the process, may make an inappropriately sealed floor dangerous and slippery to Lessee's employees. The sealant is to address both of these issues. Lessor is to keep Lessee's designated personnel involved during this process for inspection purposes.

      6. Lighting in Production/Warehouse and Dock Area. Lessor shall replace the fluorescent lights above the machines in the manufacturing area and install sodium lights that are sealed over the area designated as Paper Machine No. 1 and future Paper Machine No. 2.

      7. Railroad Door and Track. Lessor agrees to cement over the tracks so that the floor is uniform and will not crack or chip through use of Lessee in accordance with Paragraph 5 above. Lessor shall appropriate insulate the railroad door but this will remain in place for use by Lessee.

      8. Dividing Wall. Lessor shall construct a dividing wall between the Leased Premises and the Future Expansion premises as set forth on Exhibit "A". Lessor shall comply with all code requirements as to fire rated walls.

      9. New Drive Through Area. The existing wall in the Leased Premises, which will form a 90 degree angle to the divider wall (refer to paragraph 8 above), shall be opened to accommodate Lessee's traffic and Lessee's flow of raw materials.

      10. Parking. Lessor shall provide a minimum eight (8) stalls with signage for exclusive use by Lessee's office personnel, vendors, customers and invitees nearest to Lessee's office space, which shall be utilized on a weekday basis when security gate is being manned.

      11. Parking - Production/Receiving. The parking area to the west of the building shall be marked with signage for exclusive use by Lessee's production employees, shipping and receiving use on a line extended parallel from the Leased Premises through the existing parking lot as set forth on Exhibit "A". Lessor shall repave and restripe the parking lot for employee's usage as well as for proper demarkation of loading and unloading of product as directed by Lessee. Although the parking and shipping areas will be for the exclusive use of Lessee, Lessor reserves the right for routing general traffic ingress and egress for other tenants in this area.

      12. Future Expansion Premises. Same provisions as to parking set forth above for the production and receiving areas shall also apply with respect to the right of first refusal premises identified as the Future Expansion on Exhibit "A".

      Upon the exercise of right of first refusal by Lessee to the Future Expansion premises, Lessor agrees to construct loading docks to accommodate this space in the same proportion to that of the Leased Premises as directed by Lessee.

      13. Ventilation. The Lessor agrees to provide appropriate ventilation for the production area once the needs of the Lessee are determined (use of doors for ventilation will not be allowed due to hygienic product of Lessee).

      14. Compressors. Lessor shall provide use of compressors throughout the Leased Premises at 100 PSI. The line from the compressors shall be extended to the production area as directed by Lessee.

      15. Access to Cafeteria. Employees of Lessee shall have access to Lessor's cafeteria during its normal operating times.

      16. Usage/Employee Entrance. Lessor acknowledges that due to this usage and its limited access security gate, that Lessee needs an alternative entrance and Lessor will construct the same at a location to be determined by Lessee.

      17. Usage. Lessor understands that usage of the Leased Premises shall be made by Lessee on a three shifts/seven day basis.

      18. Signage. Lessor agrees to provide signage for ingress and egress to facility by customers, employees, licensees or invitees similar to that currently provided for Lessor and to provide appropriate building identification as Lessee requests.

      19. Exterior Paint. Lessor shall paint or touch-up the exterior of the building.

      20. Interior Paint. Lessor shall paint the entire interior of the warehouse.

      21. Power Lessor shall provide 3,000 KW of electrical power of 480 volt three phase which can be increased at no cost to Lessee to 10,000 KW. Buss ducts shall be made available to Lessee for use in its production. Power used by Lessee shall be separately metered. Lessee to pay as additional rent for extension of power and other construction hereunder the sum of $0.06 KW as metered to Lessee.

      22. Sprinkler System. The interior sprinkler system shall be in good operating condition. Lessee to comply with industry safety requirements/fire codes.

      23. Removal of Trailer Lessor shall remove the trailer outside of the proposed office area as set forth on Exhibit "A" to an area which does not interfere with the aesthetics or use of Lessee's space.

      24. Heating. Lessor shall provide heating satisfactory to the Lessee throughout the production, warehouse and dock areas; approximately 720 in the office and break room area; 60~65c in the manufacturing area and varying, but not less than 550 in the dock areas.

      25. Tool Room. Lessor shall install appropriate lighting and double doors for ingress and egress to the manufacturing facility from that area identified as a tool room set forth on Exhibit "A".